            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 21, 2004, relating to the financial statements and financial highlights which appear in the February 29, 2004 Annual Reports to Shareholders of Nuveen California Municipal Bond Fund, Nuveen California Insured Municipal Bond Fund, Nuveen Massachusetts Municipal Bond Fund, Nuveen Massachusetts Insured Municipal Bond Fund, Nuveen Connecticut Municipal Bond Fund, Nuveen New Jersey Municipal Bond Fund, Nuveen New York Municipal Bond Fund and Nuveen New York Insured Municipal Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm, Custodian and Transfer Agent" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
June 23, 2004